Exhibit 16.2


                      [Weinberg & Company, P.A. Letterhead]





                                 August 16, 2002





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:      THE FURIA ORGANIZATION, INC.
                  FILE REF. NO. 0-13910


We were previously the principal accountant for The Furia Organization, Inc. and, under the date of March 9, 1998 we reported on the consolidated financial statements of The Furia Organization, Inc. as of June 30, 1997. On August 12, 2002, our appointment as principal accountant was terminated. We have read The Furia Organization, Inc.'s statements included under Item 4 of its Form 8-K dated August 15, 2002, and we agree with such statements.

                                                 Very truly yours,


                                                 /s/ Weinberg & Company, P.A.
                                               --------------------------------
                                                 WEINBERG & COMPANY, P.A.
                                                 Certified Public Accountants

cc:  The Furia Organization, Inc.